Exhibit 10.1

Execution Version

AMENDED AND RESTATED
COLLATERAL TRUST AGREEMENT
Dated as of April 20, 2016
among
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.,
a limited partnership organized under the laws of the State of Delaware,
THE OTHER OBLIGORS
from time to time party hereto,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee,
THE OTHER PARITY LIEN REPRESENTATIVES
from time to time party hereto,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

AMENDED AND RESTATED
COLLATERAL TRUST AGREEMENT
This AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of April 20, 2016 and is by and among Calumet Specialty Products Partners, L.P., a limited partnership organized under the laws of the State of Delaware (the “Parent”), the other Obligors from time to time party hereto, Wilmington Trust, National Association, not in its individual capacity but solely as Trustee, the other Parity Lien Representatives from time to time party hereto and Wilmington Trust, National Association, as collateral trustee for the benefit of the Parity Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).
RECITALS
On the date hereof, Calumet Lubricants Co., Limited Partnership, a limited partnership organized under the laws of the State of Indiana (“Calumet”), and each of the Secured Hedge Counterparties listed on Schedule I are party to the Secured Hedge Agreements set forth opposite such Secured Hedge Counterparty’s name on Schedule I.
Calumet is party to that certain Collateral Trust Agreement dated as of April 21, 2011, as amended by that certain Amendment No. 1 to Collateral Trust Agreement dated as of June 24, 2011 (but effective as of April 21, 2011), that certain Amendment No. 2 to Collateral Trust Agreement dated as of April 21, 2011 (but effective as of September 30, 2011) and that certain Amendment No. 3 to Collateral Trust Agreement dated as of April 21, 2011 (but effective as of January 1, 2013) (as amended, the “Existing Collateral Trust Agreement”), by and among Calumet, the Guarantors from time to time party thereto, the Secured Hedge Counterparties from time to time party thereto and Bank of America, N.A., as administrative agent.
The Parent and Calumet Finance Corp., a Delaware corporation (together with the Parent, the “Issuers”), intend to issue 11.5% Senior Secured Notes due 2021 (the “Initial Notes”) in an aggregate principal amount of up to $400,000,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”), by and among the Issuers, the other Obligors and Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).
The Issuers and the other Obligors intend to secure their Obligations under the Indenture, the Secured Hedge Agreements, any future Parity Lien Debt and any other Parity Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Parity Lien Security Documents.
This Agreement amends and restates the Existing Collateral Trust Agreement and sets forth the terms on which each Parity Lien Secured Party (other than the Collateral Trustee) has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Parity Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Parity Lien Security Documents, and to enforce the Parity Lien Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.
Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT
In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICAL 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1    Defined Terms. The following terms will have the following meanings:
“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.
“Additional Mortgage Instrument” has the meaning set forth in Section 3.8(d)(i).
“Additional Notes” has the meaning given to such term in the Indenture as in effect on the date hereof.
“Additional Parity Lien Debt” has the meaning set forth in Section 3.8(b)(i).
“Additional Parity Lien Debt Certificate” means a notice in substantially the form of Exhibit A.
“Additional Secured Debt Designation” means the written agreement of the holders of any Series of Parity Lien Debt or their Parity Lien Representative, as set forth in the indenture, credit agreement, secured hedge agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of all holders of each existing and future Series of Parity Lien Debt, the Collateral Trustee and each existing and future holder of Parity Liens:
(1)           that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by any Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;
(2)           that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement and the Intercreditor Agreement, including the provisions relating to the order of application of proceeds from the enforcement of Parity Liens; and
(3)           consenting to and directing the Collateral Trustee to perform its obligations under this Agreement, the Intercreditor Agreement and the Parity Lien Security Documents.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agreement” has the meaning set forth in the preamble.
“Approved Counterparty” means any of the following: (a) J. Aron & Company, Koch Supply & Trading, LP, Merrill Lynch Commodities, Inc., JPMorgan Chase Bank, N.A., Bank of America, N.A., BP Products North America Inc., BP Energy Company, NATIXIS, Barclays Bank PLC, J.P. Morgan Ventures Energy Corporation, Macquarie Bank Limited, or any successor by merger of the foregoing (together with any trading affiliate of any of foregoing entities that has comparable credit support, if any, from the applicable parent entity), (b) any Person whose senior unsecured debt ratings, if any, or otherwise the corporate credit rating or issuer rating, as the case may be (or whose parent entity has any such rating if such Person receives comparable credit support from such parent entity), are not less than A3 from Moody’s Investors Service, Inc. or A- from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successors thereto, and (c) with respect to Forward Purchase Contracts only, any Person that is a Forward Purchase Secured Hedge Counterparty.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized by law to close, or are in fact closed, in New York City or in the city where the corporate trust office of the Trustee specified in the Indenture is located.
“Calumet” has the meaning set forth in the recitals.
“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Collateral” means all properties and assets of the Obligors now owned or at any time hereafter acquired in which Liens have been granted, or purported to be granted, by such Obligor to the Collateral Trustee to secure any or all of the Parity Lien Obligations, and from and after the time the Collateral Trustee is required to release its Liens pursuant to Section 3.2 upon any properties or assets, shall exclude such properties or assets; provided that the Collateral shall not include any “Posted Credit Support” (as defined in any Secured Hedge Agreement), any Working Capital Priority Collateral or any Excluded Property.
“Collateral Trustee” has the meaning set forth in the preamble.
“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Parity Lien Debt, an agreement substantially in the form of Exhibit B, and (ii) with respect to the provisions of this Agreement relating to the addition of additional Obligors, an agreement substantially in the form of Exhibit C.
“Excluded Property” means, with respect to any Obligor, including any Person that becomes an Obligor after the date hereof, (a) any leased Real Property which (i) has an actual, annual rent less than $5,000,000 or (ii) is located outside of the United States, (b) any owned real or personal Property which is located outside of the United States, provided that the aggregate net book value of all real or personal Property of all of the Obligors excluded pursuant to this clause (b) shall not exceed the greater of $5,000,000 or 3% of the net book value of the assets of the Parent and its Restricted Subsidiaries (as defined in the Indenture),

(c) any other owned Real Property located in the United States, regardless of when acquired, which has a net book value of less than $5,000,000, (d) the leased Real Property described on Schedule III hereto, and any other leased Real Property that is a lease of office space being used for administrative or similar corporate support services and that is not part of any Refinery Property, (e) any leased personal Property, (f) any owned personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either governed by the UCC or effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (g) any Pledged Purchase Property, (h) any catalyst elements and precious metals necessary for the operation of the refinery assets of the Obligors in the ordinary course of business, (i) all of the Capital Stock of each of the Subsidiaries of the Parent, (j) all customer contracts, tax refunds and financial hedge agreements, (k) any “Posted Credit Support” (as defined in any Secured Hedge Agreement), (l) any General Intangible (as defined in the UCC), permit, lease, license, contract or other Instrument (as defined in the UCC) of an Obligor if the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by the Parity Lien Security Documents, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Obligor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such prohibition shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law (including any Debtor Relief Laws (as defined in the Parity Lien Documents)) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously included as Collateral, (m) any intellectual property acquired after the Issue Date (as defined in the Indenture), (n) commercial tort claims (i) relating to accounts (other than accounts or other payment obligations constituting the identifiable proceeds of Collateral) or inventory, (ii) seeking damages of $1,000,000 or less and existing on the Issue Date (as defined in the Indenture), and (iii) seeking damages of $5,000,000 or less and arising after the Issue Date (as defined in the Indenture), and (o) any accounting systems that at any time evidence or contain information relating to any Working Capital Priority Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
“Exposure” means, for any Secured Hedge Counterparty, on any date of determination, the sum of (a) with respect to all Swap Contracts to which such Secured Hedge Counterparty is a party other than Forward Purchase Contracts, the amount determined in good faith by the applicable Secured Hedge Counterparty equal to the aggregate amount, if any, that would be or is payable by any Obligor to such Secured Hedge Counterparty under the Secured Hedge Agreements with such Secured Hedge Counterparty, as if (i) each such Secured Hedge Agreement were being terminated early on such date of determination due to a “Termination Event”, “Event of Default”, “Additional Event of Default”, or “Additional Termination Event”, where such Obligor is the sole “Affected Party,” or the sole “Defaulting Party”, as applicable, and (ii) the Secured Hedge Counterparty were the sole party determining such payment amount (with the applicable Secured Hedge Counterparty making such determination reasonably in accordance with the provisions of the above-described Secured Hedge Agreement) less the aggregate amount of “Posted Credit Support” (as defined in any Secured Hedge Agreement) provided by or on behalf of any Obligor to such Secured Hedge Counterparty in respect of such Secured Hedge Agreements and (b) with respect to all Forward Purchase Contracts to which such Secured Hedge Counterparty is a counterparty, such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Limited Exposure in the aggregate. If, as of the date of determination, any Secured Hedge Agreement has been terminated and a payment is expected to become due to the relevant Secured Hedge Counterparty in respect of such termination, then, for purposes of calculating its Exposure pursuant to subclause (a) hereof, (x) until such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, such Secured Hedge Counterparty shall reasonably estimate the amount of such termination payment, and (y) after such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, the actual termination payment (including any accrued interest due thereon) shall thereafter be used; provided, however, if such Secured Hedge Agreement included both Forward Purchase Contracts and Swap Contracts that were not Forward Purchase Contracts, then the Secured Hedge Counterparty shall continue to calculate Exposure pursuant to subclause (a) on a gross basis with respect only to Swap Contracts that were not Forward Purchase Contracts without regard to any netting of transactions that may have resulted from including Forward Purchase Contracts in the calculation of the termination payment.
“Forward Purchase Contract” means a Swap Contract that involves the purchase or sale of any physical commodity.
“Forward Purchase Exposure” means, for any Forward Purchase Secured Hedge Counterparty, the amount determined in good faith by such Forward Purchase Secured Hedge Counterparty equal to the aggregate amount, if any, that would be or is payable by any Obligor to such Forward Purchase Secured Hedge Counterparty under the Secured Hedge Agreements with respect to all Forward Purchase Contracts to which such Forward Purchase Secured Hedge Counterparty is a party, as if (a) each such Secured Hedge Agreement were being terminated early on such date of determination due to a “Termination Event”, “Event of Default”, “Additional Event of Default”, or “Additional Termination Event”, where such Obligor is the sole “Affected Party,” or the sole “Defaulting Party”, as applicable, and (b) the Forward Purchase Secured Hedge Counterparty were the sole party determining such payment amount (with the applicable Forward Purchase Secured Hedge Counterparty making such determination reasonably in accordance with the provisions of the above-described Secured Hedge Agreement) less the aggregate amount of “Posted Credit Support” (as defined in any Secured Hedge Agreement) provided by or on behalf of any Obligor to such Forward Purchase Secured Hedge Counterparty in respect of such Secured Hedge Agreements. If, as of the date of determination, any Secured Hedge Agreement has been terminated and a payment (in respect of a Forward Purchase Contract) is expected to become due to the relevant Forward Purchase Secured Hedge Counterparty in respect of such termination, then, for purposes of calculating its Forward Purchase Exposure hereunder, (i) until such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, such Forward Purchase Secured Hedge Counterparty shall reasonably estimate the amount of such termination payment, and (ii) after such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, the actual termination payment (including any accrued interest due thereon) shall thereafter be used; provided, however, if such Secured Hedge Agreement included both Forward Purchase Contracts and Swap Contracts that were not Forward Purchase Contracts, then the Secured Hedge Counterparty shall continue to calculate its Forward Purchase Exposure on a gross basis with respect only to Forward Purchase Contracts without regard to any netting of transactions that may have resulted from including other Swap Contracts that were not Forward Purchase Contracts in the calculation of the termination payment.
“Forward Purchase Limit” means $150,000,000.
“Forward Purchase Limited Exposure” means, for any Forward Purchase Secured Hedge Counterparty, the lower of (i) such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Exposure and (ii) the product of (a) the Forward Purchase Limit and (b) such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Exposure Percentage.

“Forward Purchase Exposure Percentage” means, for any Forward Purchase Secured Hedge Counterparty, the percentage determined by dividing (a) the amount of such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Exposure then in effect by (b) the aggregate amount of all Forward Purchase Secured Hedge Counterparties’ Forward Purchase Exposures then in effect.
“Forward Purchase Secured Hedge Counterparty” means a Secured Hedge Counterparty that has entered into one or more Forward Purchase Contracts with an Obligor.
“Guarantee” means a guarantee by any Person other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of any other Person.
“Hedge Agreement Default” means any event or condition that constitutes an “Event of Default” or a “Termination Event”, where an Obligor is the sole “Defaulting Party” or the sole “Affected Party”, respectively, under, and as defined in, any Parity Lien Document related to Secured Hedge Agreements.
“Indebtedness” has the meaning assigned to such term in the Indenture or to such term or other similar term in any applicable Parity Lien Document, including payment obligations under Swap Contracts.
“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Parity Lien Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Parent, any Subsidiary of the Parent or any Obligor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.
“Indemnitee” has the meaning set forth in Section 7.9(a).
“Indenture” has the meaning set forth in the recitals.
“Initial Notes” has the meaning set forth in the recitals.
“Insolvency or Liquidation Proceeding” means:
(1)           any case commenced by or against any Obligor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Obligor, any receivership or assignment for the benefit of creditors relating to any Obligor or any similar case or proceeding relative to any Obligor or its creditors, as such, in each case whether or not voluntary;
(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of any Obligor are determined and any payment or distribution is or may be made on account of such claims.
“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement dated as of the date hereof, among the Obligors, the Collateral Trustee, on behalf of itself and the holders of the Notes and any other Parity Lien Obligations, the Working Capital Facility Agent, and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Issuers” has the meaning set forth in the recitals.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.
“Mortgage Instrument” means each of the mortgages, deeds of trust or deeds, or Additional Mortgage Instruments, to secure debt (as the same may be amended, modified, restated or supplemented from time to time) encumbering the fee interest and/or leasehold interest of the applicable Obligor in each of the Mortgaged Properties in favor of the Collateral Trustee, on behalf of the Parity Lien Secured Parties.
“Mortgaged Properties” means each of the Refinery Properties, the Terminal Property and each of the other Real Properties designated on Schedule II as a Mortgaged Property and any other Real Properties required by any Parity Lien Document to become subject to a Mortgage Instrument.
“Notes” means, collectively, the Initial Notes and the Additional Notes for which the requirements set forth in Section 3.8 of this Agreement have been satisfied.
“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness, including Swap Contracts, or in respect thereto.
“Obligor” means (a) each Subsidiary of the Parent who has Guaranteed payment of any Parity Lien Obligations, in each case until their respective Guarantee of all Parity Lien Obligations is released in accordance with the terms of the applicable Parity Lien Documents and (b) any other Person that at any time provides collateral security for any Parity Lien Obligations, in each case, including their respective successors and assigns.
“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Parent by two officers of the Parent, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent, including:

(a)           a statement that the Person making such certificate has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Parent” has the meaning set forth in the preamble.
“Parity Lien” means a Lien granted by any Obligor in favor of the Collateral Trustee pursuant to a Parity Lien Security Document, at any time, upon any property of any such Obligor to secure any Parity Lien Obligation.
“Parity Lien Debt” means:
(1)    the Indebtedness under the Initial Notes and Guarantees thereof;
(2)    the Indebtedness under the Secured Hedge Agreements, including any Forward Purchase Contracts, listed on Schedule I; and
(3)    any other Indebtedness (other than intercompany indebtedness owing to the Parent or its Subsidiaries) of any Obligor (including Additional Notes and Guarantees thereof and Indebtedness under Secured Hedge Agreements, including any Forward Purchase Contracts, entered into after the date of this Agreement) that is secured equally and ratably with the Parity Lien Obligations by a Parity Lien that is permitted to be incurred and so secured under each applicable Parity Lien Document; provided that in the case of any Indebtedness referred to in clause (3) of this definition, that:
(a)    on or before the date on which such Indebtedness is incurred by any Obligor, such Indebtedness is designated by the Parent, in an Additional Parity Lien Debt Certificate executed and delivered in accordance with Section 3.8(b), as “Parity Lien Debt” for the purposes of the Indenture and this Agreement;
(b)    other than in the case of any Additional Notes and Guarantees thereof issued under the Indenture, such Indebtedness is governed by an indenture, secured hedge agreement, credit agreement or other agreement that includes an Additional Secured Debt Designation; and
(c)    all other requirements set forth in Section 3.8 have been complied with;
provided, further that in the case of any Additional Notes, on or before the date on which Indebtedness in respect of Additional Notes is incurred, the Parent will deliver to the Collateral Trustee an Officers’ Certificate stating that such Indebtedness is permitted by each applicable Parity Lien Document to be incurred and secured with a Parity Lien equally and ratably with all other Parity Lien Debt.
“Parity Lien Debt Default” means any Event of Default (as defined in the Indenture), Hedge Agreement Default or any similar event or condition set forth in any other Parity Lien Document that causes, or permits holders of the applicable Series of Parity Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Parity Lien Debt outstanding thereunder to become immediately due and payable.

“Parity Lien Documents” means, collectively, the Parity Lien Security Documents, the Indenture, the Notes, the other Note Documents (as defined in the Indenture), the Secured Hedge Agreements (including each Confirmation and Credit Support Document entered into, and defined, thereunder) and any additional indenture, supplemental indenture, credit agreement, Secured Hedge Agreement or other agreement governing each other Series of Parity Lien Debt.
“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect of the Parity Lien Debt and Parity Lien Documents.
“Parity Lien Representative” means:
(1)       in the case of the Notes, the Trustee;
(2)       any holder of Parity Lien Debt acting in its individual capacity so long as such Person is, or has become, a party to this Agreement; or
(3)     in the case of any Series of Parity Lien Debt (other than as described in clause (1) or (2) above), the trustee, agent or representative of the holders of such Series of Parity Lien Debt that (A) is appointed to act for the holders of such Series of Parity Lien Debt (for purposes related to the administration of the Parity Lien Security Documents) pursuant to a Secured Hedge Agreement, indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) has become a party to this Agreement by executing a Collateral Trust Joinder.
“Parity Lien Secured Parties” means the Trustee, for the benefit of the holders of the Notes, the Secured Hedge Counterparties, the Collateral Trustee and any other holder of Parity Lien Debt.
“Parity Lien Security Documents” means this Agreement, each Collateral Trust Joinder, the Security Agreement, the Mortgage Instruments, the PP&E Proceeds Account Control Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Obligor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state), for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
“Pledged Purchase Property” means Property that is subject to a Lien securing only purchase money Indebtedness (including obligations in respect of capital leases and synthetic lease obligations) incurred by any Obligor to finance fixed assets.
“PP&E Proceeds Account” has the meaning assigned to such term in the Security Agreement.
“PP&E Proceeds Account Control Agreement” means an agreement among an Obligor, Bank of America, N.A. or an Affiliate thereof, as depository institution or securities intermediary, as applicable, and the Collateral Trustee, in a form reasonably acceptable to the Collateral Trustee and Parent, and which provides the Collateral Trustee with “control” as such term is used in the UCC, while also providing to Parent the ability to select investment options for the balance therein that provide customary rates or return for cash equivalents.
 “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.
“Real Properties” means, at any time, each of the facilities and real Properties owned, leased or operated by any Obligor at such time.
“Refinery Properties” means each of the refinery facilities owned and operated by any Obligor and located in Princeton, Louisiana, Cotton Valley, Louisiana, Shreveport, Louisiana, Louisiana, Missouri, Great Falls, Montana, San Antonio, Texas, and Superior, Wisconsin, respectively, and each of the specialty hydrocarbon processing facilities owned and operated by any Obligor and located in Shreveport, Louisiana, Dickinson, Texas, Wall Township, New Jersey, Karns City, Pennsylvania, and Porter, Texas.
“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Parent or any Subsidiary of the Parent will be deemed not to be outstanding.
“Secured Hedge Agreement” means any Swap Contract entered into by an Obligor for commodities traded by such Obligor in the ordinary course of business (regardless of whether such Swap Contract is effected by means of an option contract, a futures contract, an over-the-counter hedging agreement or otherwise) that is (a) in effect on the date hereof with a Secured Hedge Counterparty and listed on Schedule I hereto or (b) is entered into after the date hereof with a counterparty that is or becomes a Secured Hedge Counterparty at the time such Swap Contract is entered provided that (i) such Secured Hedge Counterparty has, or has appointed a representative that has, become a party hereto by executing a Collateral Trust Joinder and (ii) the provisions under Section 3.8 have been satisfied with respect to the Indebtedness under such Swap Contract.
“Secured Hedge Counterparty” means any Approved Counterparty that enters into a Secured Hedge Agreement and is a party hereto (including by a Collateral Trust Joinder in accordance with Section 3.8).
“Security Agreement” means the Second Amended and Restated Security and Pledge Agreement dated as of the date hereof, by and among the Issuers, the other Obligors and the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Series of Parity Lien Debt” means, severally, (a) the Obligations under the Indenture, (b) the Obligations under each Secured Hedge Agreement (with Secured Hedge Agreements between one or more of the same Obligors, on the one hand, and one or more of the same Secured Hedge Counterparties, on the other hand, constituting a single Series of Parity Lien Debt, so long as such Secured Hedge Agreements represent confirmations or transactions under a single common agreement among such parties), and (c) each separate issue of Indebtedness which constitutes Parity Lien Debt (with agreements between one or more of the same Obligors, on the one hand, and one or more of the same counterparties, on the other hand, constituting a single issue and a single Series of Parity Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties).

“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
“Swap Contract” means, with respect to any specified Person:
(1)    interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;
(2)    foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;
(3)    any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of hydrocarbons used, produced, processed or sold by that Person or any of its Subsidiaries at the time;
(4)    any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; and
(5)    other agreements or arrangements designed to protect such Person or any of its Subsidiaries against currency, interest rate, commodity price, commodity availability or similar risks;
and in each case are entered into only in the ordinary course of business and not for speculative purposes.
“Terminal Properties” means the terminal facilities owned and operated by Calumet and located in Burhnam, Illinois, Crookston, Minnesota, Proctor, Minnesota, Elmendorf, Texas and Rhinelander, Wisconsin.
“Trustee” has the meaning set forth in the recitals.
“Trust Estate” has the meaning set forth in Section 2.1.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other applicable jurisdiction.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees of such Person.
“Working Capital Facility Agent” means Bank of America, N.A., in its capacity as agent for the lenders under the Working Capital Facility Credit Agreement, and its successors thereto.
“Working Capital Facility Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of July 14, 2014, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, among certain Obligors, the lenders identified therein and the Working Capital Facility Agent.
“Working Capital Priority Collateral” means (all defined terms used in this definition but not defined in this Agreement shall have the respective meanings given such terms in the UCC):
(a)    any and all right, title and interest of the Parent or any of its Subsidiaries in and to the following Property of such Person, whether now owned or existing or owned, acquired or arising hereafter:
(i)    all Accounts (other than Accounts or other payment obligations constituting the identifiable proceeds of Collateral);
(ii)    all Inventory;
(iii)    all chattel paper, instruments, documents and general intangibles (including, without limitation, contract rights, indemnification rights and license rights), in each case relating to Accounts (other than Accounts or other payment obligations constituting the identifiable proceeds of Collateral) or Inventory;
(iv)    all deposit accounts (other than the PP&E Proceeds Account), and all deposits and other sums at any time credited to any such deposit account, including any sums in any dominion account, springing dominion account, blocked or lockbox account or any account into which such sums are swept;
(v)    all cash and cash equivalents (other than cash proceeds of dispositions of Collateral required to be deposited into the PP&E Proceeds Account);
(vi)    all letter-of-credit rights and supporting obligations, in each case relating to Accounts (other than Accounts or other payment obligations constituting the identifiable proceeds of Collateral) or Inventory;
(vii)    all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any Working Capital Priority Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
(viii)    all commercial tort claims relating to Accounts (other than Accounts or other payment obligations constituting the identifiable proceeds of Collateral) or Inventory; and;

(b)    all proceeds, products and accessions to the Property described in the foregoing clause (a).
Section 1.2    Rules of Interpretation.
(a)    Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of such agreement or instrument and this Agreement.
(b)    The use in this Agreement or any of the other Parity Lien Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(c)     References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.
(d)     Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of any Parity Lien Document (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that, unless otherwise set forth herein, any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of such Parity Lien Document (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with such Parity Lien Document and this Agreement.
(e)     This Agreement and the other Parity Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Parity Lien Security Documents.
ARTICLE 2

THE TRUST ESTATE

Section 2.1    Declaration of Trust.
To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Obligors hereby confirms the grant of Liens in favor of the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this

Agreement for the benefit of all current and future Parity Lien Secured Parties, on all of such Obligor’s right, title and interest in, to and under all Collateral and on all Liens now or hereafter granted to the Collateral Trustee by each Obligor under any Parity Lien Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Parity Lien Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).
The Collateral Trustee and its successors and permitted assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Parity Lien Secured Parties as security for the payment of all present and future Parity Lien Obligations.
Notwithstanding the foregoing, if at any time:
(f)    all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;
(g)    the Collateral Trustee holds no other property in trust as part of the Trust Estate;
(h)    no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized at the lower of (A) 105% of the aggregate undrawn amount thereof and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and
(i)    the Parent delivers to the Collateral Trustee an Officers’ Certificate stating that the Obligors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the Trust Estate arising hereunder will terminate, except that all provisions set forth in Sections 7.8 and 7.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
The parties to this Agreement further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
Section 2.2    Collateral Shared Equally and Ratably. The parties to this Agreement agree that the payment and satisfaction of all of the Parity Lien Obligations will be secured equally and ratably by the Parity Liens established in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties, notwithstanding the time of incurrence of any Parity Lien Obligations or time or method of creation or perfection of any Parity Liens securing such Parity Lien Obligations.
Section 2.3    Identical Liens. The parties to this Agreement agree that it is their intention that the Parity Liens be identical.
ARTICLE 3

OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1    Appointment and Undertaking of the Collateral Trustee.

(a)    Each Parity Lien Secured Party (other than the Collateral Trustee) acting as its own Parity Lien Representative or through its respective Parity Lien Representative, as applicable, hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, and is hereby authorized to, as collateral trustee, for the benefit solely and exclusively of the present and future Parity Lien Secured Parties:
(i)    accept, enter into, hold, maintain, administer and enforce all Parity Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Parity Lien Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Parity Lien Security Documents;
(ii)    take all lawful and commercially reasonable actions permitted under the Parity Lien Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;
(iii)    deliver and receive notices pursuant to this Agreement and the Parity Lien Security Documents;
(iv)    sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Parity Lien Security Documents and its other interests, rights, powers and remedies;
(v)    remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Parity Lien Security Documents or any of its other interests, rights, powers or remedies;
(vi)    execute and deliver amendments to the Parity Lien Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1;
(vii)    release or subordinate any Lien granted to it by any Parity Lien Security Document upon any Collateral if and as required by Section 3.2; and
(viii)    enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement.
(b)    Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.
(c)    Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed by written notice of an Act of Parity Lien Debtholders and then only in accordance with the provisions of this Agreement.

(d)    Notwithstanding anything to the contrary contained in this Agreement, neither the Parent nor any of its Affiliates may serve as Collateral Trustee.
Section 3.2    Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:
(a)    as directed by an Act of Parity Lien Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Parity Lien Document and otherwise setting forth the requirements of Section 4.1(b)(i) and 4.1(b)(ii);
(b)    as required by Article 4;
(c)    to release or subordinate Liens on Collateral to the extent permitted by each applicable Parity Lien Document; provided that the Collateral Trustee receives an Officers’ Certificate confirming the foregoing; or
(d)    as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.
Section 3.3    Enforcement of Liens. If the Collateral Trustee at any time receives written notice from a Parity Lien Representative stating that any event has occurred that constitutes a default under any Parity Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Parity Lien Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each Parity Lien Representative. Thereafter, the Collateral Trustee will await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Intercreditor Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Parity Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders. The Collateral Trustee shall in no way be liable or obligated to take any action in the absence of (i) express provisions in the Parity Lien Security Documents to the contrary or (ii) any Act of Parity Lien Debtholders, and shall not be liable or responsible for any action taken upon an Act of Parity Lien Debtholders.
Section 3.4    Application of Proceeds.
(a)    The Collateral Trustee will apply the proceeds of any collection, sale by the Collateral Trustee, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Collateral and the proceeds of any title insurance or other insurance policy required under any Parity Lien Document or otherwise covering the Collateral, and any condemnation proceeds with respect to the Collateral, in the following order of application:
FIRST, to the payment of all amounts then due and payable under this Agreement on account of the Collateral Trustee’s fees and any costs, expenses, reasonable legal fees (including reasonable legal fees and costs of counsel to the Collateral Trustee) or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Parity Lien Document (including, but not limited to, indemnification obligations (other than contingent indemnification obligations)), in each case, in accordance with Sections 7.8 and 7.9;

SECOND, to the respective Parity Lien Representatives equally and ratably for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding but excluding contingent indemnity obligations for which no claim has been made) and including the discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount thereof and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit, if any, constituting Parity Lien Debt; provided, however, that for purposes of determining the amount of Parity Lien Obligations owed to any Secured Hedge Counterparty that is also a Forward Purchase Secured Hedge Counterparty pursuant to this clause second, the gross amount of Parity Lien Obligations (other than any amount payable in respect of any Forward Purchase Contract) and the gross amount of Parity Lien Obligations in respect of Forward Purchase Contracts shall be calculated separately (without regard to any netting between Forward Purchase Contracts and other Swap Contracts) and the amount of Parity Lien Obligations payable to such Secured Hedge Counterparty that is also a Forward Purchase Secured Hedge Counterparty in respect of such Forward Purchase Contracts shall be limited to such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Limited Exposure; provided, further that in no event shall the Parity Lien Obligations owing to a Forward Purchase Secured Hedge Counterparty under this clause second exceed the net Parity Lien Obligations of the Secured Hedge Counterparties then outstanding;
THIRD, to the extent not paid under clause second above, to the payment of any other Parity Lien Obligations in respect of Forward Purchase Contracts owed to any Forward Purchase Secured Hedge Counterparty, ratably in accordance with any other Parity Lien Obligations owed to each such Forward Purchase Secured Hedge Counterparty after deducting amounts paid under clause second above; and
FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Parent or the applicable Obligor, as the case may be, and as directed in writing by the Parent, its successors or assigns, or as a court of competent jurisdiction may direct.
(b)    This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future issuance of Additional Notes and each future Series of Parity Lien Debt will be required to deliver to the Collateral Trustee a Collateral Trust Joinder and an Additional Secured Debt Designation as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt.
(c)    In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Parity Lien Debt and any other Parity Lien Obligations.

Section 3.5    Powers of the Collateral Trustee.
(a)    The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Parity Lien Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it in accordance with this Agreement from time to time in respect of any matter by an Act of Parity Lien Debtholders.
(b)    No Parity Lien Representative or holder of Parity Lien Obligations (other than the Collateral Trustee) will have any liability whatsoever for any act or omission of the Collateral Trustee, and the Collateral Trustee will have no liability whatsoever for any act or omission of any Parity Lien Representative or any holder of Parity Lien Obligations.
Section 3.6    Documents and Communications. The Collateral Trustee will permit each Parity Lien Representative and each holder of Parity Lien Obligations upon reasonable written notice and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Parity Lien Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.
Section 3.7    For Sole and Exclusive Benefit of Holders of Parity Lien Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Parity Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.
Section 3.8    Additional Parity Lien Debt.
(a)    The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof; provided that:
(i)    such Parity Lien Obligations are identified as Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and
(ii)    the designated Parity Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and an Additional Secured Debt Designation and delivers the same to the Collateral Trustee.
(b)    The Parent will be permitted to designate as an additional holder of Parity Lien Debt hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt incurred by any Obligor after the date of this Agreement in accordance with the terms of all applicable Parity Lien Documents. The Parent may only effect such designation by delivering to the Collateral Trustee an Additional Parity Lien Debt Certificate that:
(i)    states that the applicable Obligor intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) that is permitted by each applicable Parity Lien

Document to be secured with a Parity Lien equally and ratably with all other Parity Lien Debt;
(ii)    specifies the name, address and contact information of the Parity Lien Representative for such series of Additional Parity Lien Debt for purposes of Section 7.6;
(iii)    attaches as Exhibit 1 to such Additional Parity Lien Debt Certificate a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by each Obligor; and
(iv)    states that the Parent has caused a copy of the Additional Parity Lien Debt Certificate and the related Collateral Trust Joinder to be delivered to each then existing Parity Lien Representative;
provided that, no Indebtedness incurred under the Working Capital Facility Credit Agreement or otherwise secured by the Working Capital Priority Collateral may be designated as Parity Lien Debt pursuant to this Section 3.8(b).
Although the Parent shall be required to deliver a copy of each Additional Parity Lien Debt Certificate, each Collateral Trust Joinder and each Additional Secured Debt Designation to each then existing Parity Lien Representative, the failure to so deliver a copy of the Additional Parity Lien Debt Certificate, Collateral Trust Joinder and/or Additional Secured Debt Designation to any then-existing Parity Lien Representative shall not affect the status of such debt as Additional Parity Lien Debt if the other requirements of this Section 3.8 are complied with. The Collateral Trustee shall have the right to request that the Parent provide to it a legal opinion or opinions of counsel (subject to customary assumptions, qualifications and exceptions and substantially similar to any such opinions delivered to it on the date of this Agreement as it relates to the subject matter thereof) as to the Additional Parity Lien Debt being secured by a valid and perfected security interest in the Collateral; provided that (i) such legal opinion or opinions need not address any collateral of a type not previously covered by any legal opinion delivered by or on behalf of the Parent and (ii) nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Parity Lien Debt if permitted by the Parity Lien Representative for such Additional Parity Lien Debt. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Obligor to incur additional Indebtedness (including Additional Notes) unless otherwise permitted by the terms of all applicable Parity Lien Documents.
(c)    With respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof, each Obligor agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee, provided that the Collateral Trustee shall have no obligation to do so and shall have no liability in connection with or in failing to do so, or any Act of Parity Lien Debtholders, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Parity Lien Security Documents (or execute and deliver such additional Parity Lien Security Documents) as may from time to time be reasonably requested by such Persons, provided that the Collateral Trustee shall have no obligation to do so and shall have no liability in connection with or failing to do so, to ensure that the Additional Notes or the Additional Parity Lien Debt, as applicable, are secured by, and entitled to the benefits of, the Parity Lien Security Documents, and each Parity Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Parity Lien Security Documents). Each Obligor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Parent and the other respective Obligors, on a joint and several basis.
(d)    Without limitation of the foregoing, each Obligor agrees to take the following actions with respect to the Mortgaged Properties with respect to all Additional Parity Lien Debt (it being understood that any such actions may be taken following the incurrence of any such Additional Parity Lien Debt on a post-closing basis if permitted by the Parity Lien Representative for such Additional Parity Lien Debt) to the extent necessary to ensure that such Additional Parity Lien Debt is secured by, and entitled to the benefits of, the Parity Lien Security Documents with respect to such Mortgaged Properties:
(i)    each applicable Obligor shall enter into, and deliver to the Collateral Trustee a mortgage modification or new mortgage, debenture, hypothec, deed of trust, deed to secure Indebtedness or similar document, instrument or agreement with regard to each Real Property subject to a mortgage, debenture, hypothec, deed of trust, deed to secure Indebtedness or similar document, instrument or agreement (each such mortgage, debenture, hypothec, deed of trust, deed to secure Indebtedness or similar document, instrument or agreement an “Additional Mortgage Instrument”), in proper form for recording in all applicable jurisdictions, in a form and substance reasonably satisfactory to the Collateral Trustee; and
(ii)    each applicable Obligor will cause to be delivered to the Collateral Trustee a local counsel opinion (subject to customary assumptions, qualifications and exceptions and substantially similar to any such opinions delivered to it on the date of this Agreement as it relates to the subject matter thereof) to the effect that the Collateral Trustee has a valid and perfected Lien with respect to such Mortgaged Property.
ARTICLE 4

OBLIGATIONS ENFORCEABLE BY THE OBLIGORS

Section 4.1    Release of Liens on Collateral.
(a)    The Collateral Trustee's Liens upon the Collateral will be automatically released:
(i)    in whole, upon (A) payment in full in cash of (1) all outstanding Parity Lien Debt and (2) all other Parity Lien Obligations that are outstanding, due and payable at the time all of the Parity Lien Debt is paid in full in cash (other than contingent indemnity obligations for which no claim has been made), (B) termination or expiration of all commitments to extend credit under all Parity Lien Documents, (C) the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit issued pursuant to any Parity Lien Documents, and (D) as to any Series of Parity Lien Debt outstanding under Secured Hedge Agreements, the collateralization thereof with Eligible Collateral (as defined in the applicable Swap Contract) at the lower of (1) 105% of the applicable Secured Hedge Counterparty’s Exposure and (2) the percentage of such Secured Hedge Counterparty’s Exposure required for release of Liens under the terms of the applicable Parity Lien Documents;

(ii)    as to any Collateral of an Obligor that is (A) released as an Obligor under each Parity Lien Document and (B) is not obligated (as primary obligor or guarantor) with respect to any other Parity Lien Obligations and so long as the respective release does not violate the terms of any Parity Lien Document which then remains in effect;
(iii)    as to any Collateral of any Obligor that is sold, transferred or otherwise disposed of by any Obligor to a Person that is not (either before or after such sale, transfer or disposition) the Parent or a Restricted Subsidiary (as defined in the Indenture) of the Parent in a transaction or other circumstance that is permitted by all of the Parity Lien Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or other disposition is subject to Article 5 of the Indenture;
(iv)    as to a release of less than all or substantially all of the Collateral, if consent to the release of all Parity Liens on such Collateral has been given by an Act of Parity Lien Debtholders;
(v)    in whole, if the Liens on such Collateral have been released in accordance with the terms of each Series of Parity Lien Debt;
(vi)    as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents and (B) the Parent has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained; or
(vii)    as to any properties or assets that become “Posted Credit Support” (as defined in any Secured Hedge Agreement), Working Capital Priority Collateral or Excluded Property.
(b)    Without limiting the foregoing, each party hereto agrees that if the Collateral Trustee at any time receives:
(i)    an Officers’ Certificate (in each case which the Collateral Trustee shall be entitled to rely upon) stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, the Intercreditor Agreement and all other Parity Lien Documents, if any, relating to the release of the Collateral have been complied with, (C) in the opinion of such officer, such conditions precedent, if any, have been complied with and (D) such release of Collateral did not violate the terms of any applicable Parity Lien Document; and
(ii)    the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;
then, promptly following receipt by the Collateral Trustee of the items required by this Section 4.1(b), upon request of the Parent, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the applicable Obligor.

(c)    The Collateral Trustee hereby agrees that:
(i)    in the case of any release pursuant to Section 4.1(a)(iii), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, subject to the Intercreditor Agreement and at the written request of and at the expense of the Parent or other applicable Obligor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and
(ii)    at any time when a Parity Lien Debt Default has occurred and is continuing, within one Business Day of the receipt by it of any Act of Parity Lien Debtholders pursuant to Section 4.1(a)(iv), the Collateral Trustee will deliver a copy of such Act of Parity Lien Debtholders to each Parity Lien Representative.
Section 4.2    Delivery of Copies to Parity Lien Representatives. The Parent will deliver to each Parity Lien Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Parity Lien Representatives will not be obligated to take notice thereof or to act thereon. Each Parity Lien Representative (other than the Trustee) shall, within one Business Day of the receipt by it of the Officers’ Certificate and proposed release instrument(s) delivered to the Collateral Trustee pursuant to Section 4.1(b), deliver a copy of such notice to each registered holder of the Series of Parity Lien Debt for which it acts as Parity Lien Representative.
Section 4.3    Collateral Trustee not Required to Serve, File or Record. Subject to Section 3.2 and this Article 4, the Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if any Obligor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of any Obligor to comply with the requirements of such UCC provision (which written request must be accompanied by an Officers’ Certificate relating to the same).
Section 4.4    Release of Liens in Respect of Notes. In addition to any release pursuant to Sections 3.2 or 4.1 hereof, the Collateral Trustee’s Parity Liens will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Note Documents (as defined in the Indenture), and the right of the holders of the Notes to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged as provided for in Section 12.05 of the Indenture.
Section 4.5    Release of Liens in Respect of any Series of Parity Lien Debt other than the Notes. In addition to any release pursuant to Sections 3.2 or 4.1 hereof, as to any Series of Parity Lien Debt other than the Notes, the Collateral Trustee’s Parity Lien will no longer secure such Series of Parity Lien Debt (a) if such Parity Lien Debt has been paid or satisfied in full (or, with respect to Secured Hedge Counterparties, collateralized with Eligible Collateral (as defined in the applicable Swap Contract) at the lower of (A) 105% of such Secured Hedge Counterparty’s Exposure and (B) the percentage of such Secured Hedge Counterparty’s Exposure required for release of Liens under the terms of the applicable Parity Lien Documents), all commitments to extend credit in respect of such Series of Parity Lien Debt have been terminated and all other Parity Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Parity Lien Debt is paid are also paid or satisfied in full or (b) if such Liens are otherwise released by the terms of the Parity Lien Documents applicable to such Parity Lien Debt.
ARTICLE 5

IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1    No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement, the other Parity Lien Security Documents and the Intercreditor Agreement. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Parity Lien Documents or the Intercreditor Agreement, or otherwise exist against the Collateral Trustee. Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement, the other Parity Lien Security Documents or the Intercreditor Agreement.
Section 5.2    Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.
Section 5.3    Other Agreements. The Collateral Trustee has accepted its appointment as collateral trustee hereunder and is bound by the Parity Lien Security Documents executed by the Collateral Trustee. The Collateral Trustee shall at the request of the Parent execute additional Parity Lien Security Documents delivered to it after the date of this Agreement (including to secure Obligations arising under Additional Parity Lien Debt to the extent such Obligations are permitted to be incurred and secured under the Parity Lien Documents); provided that such additional Parity Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or conflict with the terms of the Intercreditor Agreement. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement and the other Parity Lien Security Documents to which it is a party).
Section 5.4    Solicitation of Instructions.
(a)    The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Parity Lien Debtholders, an Officers’ Certificate, a legal opinion from counsel to the Parent or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Parity Lien Security Documents, and the Collateral Trustee will not be liable for any action it takes or omits to take in good faith in reliance on any such certificate, opinion or order. In the absence of bad faith on its part, the Collateral Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Collateral Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Collateral Trustee pursuant to any provision hereof, the Collateral Trustee shall examine the document to determine whether it conforms to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)    No written direction given to the Collateral Trustee by an Act of Parity Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Parity Lien Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.
(c)    The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Required Parity Lien Debtholders pursuant to the provisions of this Agreement, unless such holders shall have furnished to the Collateral Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
Section 5.5    Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Parity Lien Security Document, except as determined by a court of competent jurisdiction in a final, nonappealable judgment to have resulted from the Collateral Trustee’s gross negligence or willful misconduct.
Section 5.6    Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement but excluding Exhibits attached hereto, be delivered to it in a form and with substantive provisions reasonably satisfactory to it. The Collateral Trustee (i) makes no representation as to the validity or adequacy of any Parity Lien Document and (ii) is not responsible for any statement in any Parity Lien Document other than its certificate of authentication and any representations and warranties made by it.
Section 5.7    Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by any Obligor in compliance with the provisions of this Agreement or delivered to it by any Parity Lien Representative as to the holders of Parity Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Parity Lien Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Parity Lien Security Documents. The Collateral Trustee (a) shall not be responsible to any Parity Lien Secured Party for any recitals, statements, information, representations or warranties of any other Person contained herein, in the Parity Lien Documents or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority of sufficiency of this Agreement by or against any other Person, the Parity Lien Documents or the financial condition of the Parent, the other Obligors or any of them and (b) shall not be required to ascertain or inquire as to the performance or observation of any of the terms, covenants or conditions of this Agreement or any Parity Lien Document.

Section 5.8    Parity Lien Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Parity Lien Debtholders.
Section 5.9    Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Parity Lien Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Parity Lien Debtholders in accordance with this Agreement and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Parity Lien Obligations.
Section 5.10    Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.
Section 5.11    Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Parity Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Parity Lien Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Parity Lien Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Parity Lien Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Parity Lien Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by an Act of Parity Lien Debtholders or by order of a court of competent jurisdiction.
Section 5.12    Limitations on Duty of Collateral Trustee in Respect of Collateral.
(a)    Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee reasonably selected by it in good faith or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee shall deliver to each other Parity Lien Representative a copy of any such written request. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee reasonably selected by the Collateral Trustee in good faith.
(b)    Except as provided in Section 5.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Parity Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral. The Collateral Trustee shall not be under any obligation to the Trustee or any holder of Parity Lien Debt to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Parity Lien Security Document or the Intercreditor Agreement or to inspect the properties, books or records of any Obligor.
Section 5.13    Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:
(a)    each of the parties thereto will remain liable under each of the Parity Lien Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;
(b)    the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Parity Lien Security Documents; and
(c)    the Collateral Trustee will not be obligated to perform any of the obligations or duties of any Obligor.
Section 5.14    No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
Section 5.15    Other Relationships with the Obligors. Wilmington Trust, National Association and its Affiliates (and any successor Collateral Trustee and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Obligor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Trustee or any holder of Parity Lien Obligations. The Trustee and the holders of the Parity Lien Obligations acknowledge that, pursuant to such activities, Wilmington Trust, National Association or its Affiliates (and any successor Collateral Trustee and its Affiliates) may receive information regarding any Obligor or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Obligor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Trustee or the holders of the Parity Lien Obligations. Nothing herein shall impose or imply any obligation on the part of Wilmington Trust, National Association (or any successor Collateral Trustee) to advance funds.
ARTICLE 6

RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

Section 6.1    Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:
(a)    the Collateral Trustee may resign at any time by giving not less than 30 days’ prior written notice of resignation to each Parity Lien Representative and the Parent; and
(b)    the Collateral Trustee may be removed at any time, with or without cause, by an Act of Parity Lien Debtholders by giving not less than 30 days’ prior written notice to the Collateral Trustee.
Section 6.2    Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Parity Lien Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Parent), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:
(a)    authorized to exercise corporate trust powers; and
(b)    having a combined capital and surplus of at least $250,000,000.
The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.
Section 6.3    Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:
(a)     such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder;
(b)     such Person will send notice to the Working Capital Facility Agent of its acceptance of the appointment as successor Collateral Trustee and will agree in such notice to assume the obligations of the Collateral Trustee under the Intercreditor Agreement; and
(c)    the predecessor Collateral Trustee will (at the expense of the Parent) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Parity Lien Security Documents or the Trust Estate.
Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.8 and 7.9, and said provisions will survive termination of this Agreement for the benefit of the predecessor of the Collateral Trustee.
Section 6.4    Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) and (2) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Parent and each Parity Lien Representative thereof in writing.
Section 6.5    Concerning the Collateral Trustee and the Parity Lien Representatives.
(a)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that, other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity, this Agreement has been signed by each Parity Lien Representative not in its individual capacity or personally but solely in its capacity as trustee, representative or agent for the benefit of the related holders of the applicable Series of Parity Lien Debt in the exercise of the powers and authority conferred and vested in it under the related Parity Lien Documents, and in no event shall such Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.
(b)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacity as Collateral Trustee, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.
(c)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Wilmington Trust, National Association not in its individual capacity or personally but solely in its capacity as Trustee, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.
(d)    In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of the Indenture relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder. In no event will the Collateral Trustee be liable for any act or omission on the part of the Obligors or any Parity Lien Representative.
(e)    Except as otherwise set forth herein, neither the Collateral Trustee nor any Parity Lien Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions of the applicable Required Parity Lien Debtholders as provided in this Agreement or the related Parity Lien Document; provided that neither the Collateral Trustee nor any Parity Lien Representative shall be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable holders of the Parity Lien Obligations with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or applicable law.

ARTICLE 7

MISCELLANEOUS
Section 7.1    Amendment.
(a)    This Agreement and any other Parity Lien Security Document may be amended, waived or supplemented only by writing executed by the applicable Obligor and the Collateral Trustee, acting as directed by an Act of Parity Lien Debtholders, except that:
(i)    any amendment, waiver or supplement that has the effect solely of:
(A)    adding or maintaining Collateral, securing additional Parity Lien Debt that was otherwise permitted by the terms of the Parity Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; or
(B)    providing for the assumption of any Obligor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of such Obligor to the extent permitted by the terms of the Indenture and the other Parity Lien Documents, as applicable;
will become effective when executed and delivered by the applicable Obligor party thereto and, if required for effectiveness pursuant to its terms, the Collateral Trustee;
(ii)    no amendment, waiver or supplement that reduces, impairs or adversely affects the right of any holder of Parity Lien Obligations:
(A)    to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Parity Lien Debtholders or direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (ii) or the definition of “Act of Parity Lien Debtholders” or “Required Parity Lien Debtholders”),
(B)    to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral; or

(C)    to require that Liens securing Parity Lien Obligations be released or subordinated only as set forth in the provisions described in Section 3.2 or Article 4, will become effective without the consent of the requisite percentage or number of holders of each Series of Parity Lien Debt adversely affected thereby under the applicable Parity Lien Document;
(iii)    no amendment, waiver or supplement that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights of the Collateral Trustee or any Parity Lien Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Parity Lien Representative, respectively; and
(iv)    no amendment, waiver or supplement that releases all or substantially all of the Collateral will become effective without the consent of each Parity Lien Representative, acting on behalf of the applicable Series of Parity Lien Debt in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt.
(b)    Notwithstanding anything to the contrary contained in Section 7.1(a) but subject to Sections 7.1(a)(ii) and 7.1(a)(iii):
(i)    any mortgage or other Parity Lien Security Document may be amended, waived or supplemented with the approval of the applicable Obligor and the Collateral Trustee acting as directed in writing by the Required Parity Lien Debtholders, unless such amendment, waiver or supplement would not be permitted under the terms of this Agreement or any Parity Lien Documents; and
(ii)    any mortgage or other Parity Lien Security Document may be amended, waived or supplemented with the approval of the applicable Obligor and the Collateral Trustee (but without the consent of or notice to any holder of Parity Lien Obligations and without any action by any holder of Notes or other Parity Lien Obligations) (A) to cure any ambiguity, defect or inconsistency or (B) to make any other changes that do not have an adverse effect on the validity of the Lien created thereby.
(c)    The Collateral Trustee will not enter into any amendment, waiver or supplement of any Parity Lien Security Document unless it has received an Officers’ Certificate to the effect that such amendment, waiver or supplement will not result in a breach of any provision or covenant contained in this Agreement, the Intercreditor Agreement or any of the Parity Lien Documents. Prior to executing any amendment, waiver or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Parent to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Parent addressing customary creation and perfection (which opinion may be subject to customary assumptions, qualifications and exceptions).
Section 7.2    Voting. In connection with any matter under this Agreement requiring a vote of holders of Parity Lien Debt, each Series of Parity Lien Debt will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) in the case of a Series of Parity Lien Debt that is not Indebtedness under a Secured Hedge Agreement, the aggregate principal amount of Obligations held by holders of such Series of Parity Lien Debt, and (2) in the case of a Series of Parity Lien Debt that is Indebtedness under one or more Secured Hedge Agreements, the applicable Secured Hedge Counterparty’s Exposure under such Secured Hedge Agreements. Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Parity Lien Representative of each Series of Parity Lien Debt will vote the total amount of Parity Lien Debt under that Series of Parity Lien Debt as a block in respect of any vote under this Agreement. In connection with this Section 7.2, the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of Parity Lien Debt held by each Series of Parity Lien Debt.
Section 7.3    Further Assurances.
(a)    Each of the Obligors will do or cause to be done all acts and things that may be reasonably necessary, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents and in connection with any merger, consolidation or sale of assets of any Obligor, the property and assets of the Person which is consolidated or merged with or into the any Obligor, to the extent that they are property or assets of the types which would constitute Collateral under the security documents, shall be treated as after-acquired property and such Obligor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Parity Lien Documents.
(b)    Upon the reasonable request of any Parity Lien Representative at any time and from time to time, each of the Obligors will promptly, at its sole expense, execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably necessary, or that any Parity Lien Representative may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of holders of Parity Lien Obligations; provided that no such security document, instrument or other document shall be materially more burdensome upon any Obligor than the Parity Lien Documents executed and delivered (or required to be executed and delivered promptly after the date hereof) by such Obligor in connection with the issuance of the Notes on or about the date hereof.
(c)    From and after the date hereof, the Parent shall, or shall cause the applicable Obligors to, deliver such documents and takes such actions as are required by Article 12 of the Indenture.
Section 7.4    Successors and Assigns.
(a)    Except as provided in Section 5.2 and 6.1 through 6.4, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and permitted assigns.

(b)    No Obligor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Obligors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and permitted assigns.
Section 7.5    Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Parity Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
Section 7.6    Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wilmington Trust, National Association
Corporate Capital Markets 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55402
Facsimile: (612)-217-5651

If to any Obligor:	Calumet Specialty Products Partners, L.P.
2780 Waterfront Pkwy. E. Dr., Suite 200
Indianapolis, IN 46214
Telephone: (317) 328-5660
Facsimile: (317) 328-5676
Attention: Greg Morical

If to the Trustee:	Wilmington Trust, National Association
Corporate Capital Markets 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55402
Facsimile: (612)-217-5651
and if to any other Parity Lien Representative, to such address as it may specify by written notice to the parties named above.
All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, or delivered by facsimile to the relevant address or number set forth above or, as to holders of Parity Lien Debt, its address shown on the register kept by the office or agency where the relevant Parity Lien Debt may be presented for registration of transfer or for exchange. Failure to mail or delivery by facsimile a notice or communication to a holder of Parity Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Parity Lien Debt.
If a notice or communication is mailed or delivered by facsimile in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
Section 7.7    Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.
Section 7.8    Compensation; Expenses. The Obligors jointly and severally agree to pay, within 10 Business Days of written demand:
(a)    such compensation to the Collateral Trustee and its agents as the Parent and the Collateral Trustee may agree in writing from time to time;
(b)    all reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Parity Lien Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;
(c)    all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Parity Lien Representative (other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity) incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Parity Lien Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by any Obligor;
(d)    all reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;
(e)    all other reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Parity Lien Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and
(f)    after the occurrence of any Parity Lien Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Parity Lien Representative (other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity) in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Parity Lien Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Parity Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the

Parity Lien Representatives (other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity).
The agreements in this Section 7.8 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.
Section 7.9    Indemnity.
(a)    The Obligors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Parity Lien Representative (other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity) and each of their respective Affiliates and each and all of their directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. THIS INDEMNITY COVERS ORDINARY NEGLIGENCE OF ANY OF THE FOREGOING PARTIES.
(b)     All amounts due under this Section 7.9 will be payable within 10 Business Days upon written demand.
(c)     To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.9(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Obligors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(d)     No party hereto will ever assert any claim against any other party hereto, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the parties hereto hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(e)    The agreements in this Section 7.9 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.
Section 7.10    Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.11    Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
Section 7.12    Obligations Secured. All obligations of the Obligors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Liens granted by the Parity Lien Security Documents.
Section 7.13    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).
Section 7.14    Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Parity Lien Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:
(a)    submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction;
(b)    waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in clause (a) above, and waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;
(c)    agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;
(d)    agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
(e)    agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.
Section 7.15    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT

OR ANY OF THE OTHER PARITY LIEN SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER PARITY LIEN SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER PARITY LIEN SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER PARITY LIEN SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 7.16    Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any joinder, certificate or other deliverable hereunder and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files. The electronic copy of the executed Agreement and any such joinder, certificate or other deliverable hereunder is and shall be deemed an original signature.
Section 7.17    Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and written or telephonic authorization of delivery thereof.
Section 7.18    Obligors and Additional Obligors. The Parent will cause each Person that hereafter becomes an Obligor or is required by any Parity Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Parent shall promptly provide each Parity Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.18; provided that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the inclusion of such Person as a Obligor if the other requirements of this Section 7.18 are complied with.
Section 7.19    Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Obligor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or

Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
Section 7.20    Rights and Immunities of Parity Lien Representatives. The Trustee and the Collateral Trustee will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the Indenture and any Parity Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture, Secured Hedge Agreement, Swap Contract or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Parity Lien Representative be liable for any act or omission on the part of the Obligors or the Collateral Trustee hereunder.
Section 7.21    Intercreditor Agreement. Each Parity Lien Secured Party, by accepting the benefits of the security provided hereby (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (ii) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and to perform its obligations under, the Intercreditor Agreement as Fixed Asset Collateral Trustee (as defined in the Intercreditor Agreement) and to enter into any technical amendments, modifications and/or supplements to the Intercreditor Agreement, including in connection with any refinancing or replacement of the Working Capital Facility Credit Agreement.
Section 7.22    PP&E Proceeds Account Control Agreement. Each Parity Lien Secured Party, by accepting the benefits of the security provided hereby authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and to perform its obligations under, the PP&E Proceeds Account Control Agreement and to enter into any technical amendments, modifications and/or supplements thereto as may from time to time be determined to be reasonably necessary by the Collateral Trustee.
Section 7.23    Force Majeure. The Collateral Trustee shall not be liable for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters or similar acts beyond its control.
Section 7.24    Representations and Warranties. The Collateral Trustee, each Obligor and each Parity Lien Representative represents and warrants to the others as of the date hereof (or, in the case of any Parity Lien Representative that becomes a party hereto after the date hereof, on the date that it becomes party hereto), that: (a) neither the execution and delivery of this Agreement nor its performance of its obligations hereunder, will violate, or result in a breach of the terms, conditions, or provisions of, or constitute a material default under, any other agreement to which it is now subject; (b) it has all requisite authority to execute, delivery and perform its obligations under this Agreement; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.
Section 7.25    Additional Persons Bound Hereby. Each Parity Lien Secured Party (other than the Parity Lien Representative) and each holder of any Parity Lien Debt (other than the Parity Lien Representative) agrees, by virtue of becoming a Parity Lien Secured Party or a holder of any Parity Lien Debt, as applicable, that it shall be bound by the terms of this Agreement as if it were a party hereto.
Section 7.26    Consent and Release of Bank of America, N.A. as Administrative Agent for the Secured Hedge Counterparties under the Existing Collateral Trust Agreement. Bank of America,

N.A. in its capacity as administrative agent for the Secured Hedge Counterparties (as defined in the Existing Collateral Trust Agreement) (in such capacity, the "Secured Hedge Agent") is executing this Agreement below solely for the purpose of consenting to the amendment and restatement of the Existing Collateral Trust Agreement pursuant to this Agreement. Effective upon the execution and delivery of this Agreement by all parties hereto, the Secured Hedge Agent resigns as the Secured Hedge Agent under the Existing Collateral Trust Agreement and shall not have any rights, duties or obligations under or with respect to this Agreement, and the parties hereto hereby release the Secured Hedge Agent from all of its duties and obligations under the Existing Collateral Trust Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.
Wilmington Trust, National Association,
as Collateral Trustee

By    /s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title:    Vice President

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET LP GP, LLC

By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partners, L.P., its sole member
By: Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, I
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

ANCHOR OILFIELD SERVICES, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member

     By: Calumet GP, LLC, its general partner
          By: Calumet Operating, LLC, its sole member
               By: Calumet Specialty Products Partners, L.P., its sole member
              By: Calumet GP, LLC, its general partner
              By: /s/ R. Patrick Murray, II
             Name: R. Patrick Murray, II
               Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET LUBRICANTS CO., LIMITED
PARTNERSHIP

By: Calumet LP GP, LLC, its general partner
   By: Calumet Operating, LLC, its sole member
      By: Calumet Specialty Products Partners, L.P.,
its sole member
         By: Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title:Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET NORTH DAKOTA, LLC

By: Calumet Lubricants Co., Limited Partnership,
its sole member
By: Calumet LP GP, LLC, its general partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partners, L.P.,
sole member
By: Calumet GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET SHREVEPORT FUELS, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partners, L.P.,
its sole member
By: Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET SHREVEPORT LUBRIUCANTS & WAXES, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member

By: Calumet LP GP, LLC, its general partner

By: Calumet Operating, LLC, its sole member

By: Calumet Specialty Products Partners, L.P., its sole member

By: Calumet GP, LLC, its general partner

By:    /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

KURLIN COMPAN Y, LLC

By: Bely-Ray Company, its sole member
By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partners, L.P., its sole member
By: Calumet, GP, LLC, its general partner
By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET FINANCE CORP. By: /s/ John R. Krutz Name: John R. Krutz Title: Vice President - Finance and Treasurer

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET SALES COMPANY INCORPORATED By: /s/ John R. Krutz Name: John R. Krutz Title: Vice President - Finance and Treasurer

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET PENRECO, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partners, L.P., its sole member
By: Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET SUPERIOR, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partners, L.P., its sole member
By: Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET MISSOURI, LLC, as a borrower

By:	Calumet Lubricants Co., Limited Partnership, its sole member

By:	Calumet LP GP, LLC, its general partner

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II

Name:	R. Patrick Murray, II

Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET OPERATING, LLC

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II

Name:	R. Patrick Murray, II

Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET PACKAGING, LLC

By:	Calumet Lubricants Co., Limited Partnership, its sole member

By:	Calumet LP GP, LLC, its general partner

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II

Name:	R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

ROYAL PURPLE, LLC

By:	Calumet Lubricants Co., Limited Partnership, its sole member
By:    Calumet LP GP, LLC, its general partner
By:    Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member
By:    Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II
Name:    R. Patrick Murray, II

Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET MONTANA REFINING, LLC

By:	Calumet Lubricants Co., Limited Partnership, its sole member

By:	Calumet LP GP, LLC, its general partner

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner
By: /s/ R. Patrick Murray, II

Name:	R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

CALUMET SAN ANTONIO REFINING, LLC
By:    Calumet Shreveport Fuels, LLC, its sole member

By:	Calumet Lubricants Co., Limited Partnership, its sole member
By:    Calumet LP GP, LLC, its general partner
By:    Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner
By:    /s/ R. Patrick Murray, II
Name:    R. Patrick Murray, II

Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

BEL-RAY COMPANY, LLC

By:	Calumet Lubricants Co., Limited Partnership, its sole member
By:    Calumet LP GP, LLC, its general partner
By:    Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member
By:    Calumet GP, LLC, its general partner
By:    /s/ R. Patrick Murray, II
Name:    R. Patrick Murray, II

Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

ANCHOR DRILLING FLUIDS USA, LLC
By: ADF Holdings, LLC, its sole member

By:	Calumet Lubricants Co., Limited Partnership, its sole member

By:	Calumet LP GP, LLC, its general partner

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member
By:    Calumet GP, LLC, its general partner
By:    /s/ R. Patrick Murray, II
Name:    R. Patrick Murray, II
Title:    Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

WELD CORPORATION

By:    /s/ John R. Krutz
Name:    John R. Krutz
Title:    Vice President - Finance and Treasurer

[Signature Page to Amended and Restated Collateral Trust Agreement]

ADF HOLDINGS, LLC
By: Calumet Lubricants Co., Limited Partnership, its sole member

By:	Calumet LP GP, LLC, its general partner

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II

Name:	R. Patrick Murray, II

Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Collateral Trust Agreement]

Wilmington Trust, National Association
as Trustee

By    /s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title:    Vice President

[Signature Page to Amended and Restated Collateral Trust Agreement]

J. ARON & COMPANY
as a Secured Hedge Counterparty and Parity Lien Representative
By:    /s/ Simon Collier
Name:    Simon Collier
Title:    Attorney-in-fact

Address for Notices:
J. Aron & Company
200 West Street
New York, NY 10282
Attention:     Energy Operations
Telephone:     (212) 357-0326
Facsimile:     (212) 493-9849

[Signature Page to Amended and Restated Collateral Trust Agreement]

KOCH SUPPLY & TRADING, LP
as a Secured Hedge Counterparty and Parity Lien Representative

By:    /s/ Rodger E. Lindwall
Name:    Rodger E. Lindwall
Title:    Vice President - CFO

Address for Notices:
Attention: Legal
Telephone: (316) 828-7997
Facsimile: (316) 828-7979
E-Mail: Trading_Formal_Notices@kochind.com
And a copy to:
Koch Supply & Trading, LP
Attention: Credit Department
Facsimile: (281) 582-6194
E-Mail: kstcredit@kochind.com

[Signature Page to Amended and Restated Collateral Trust Agreement]

MERRILL LYNCH COMMODITIES, INC.
as a Secured Hedge Counterparty and Parity Lien Representative

By: /s/ Kenneth D. Merideth
Name:    Kenneth D. Merideth
Title:    Managing Director

Address for Notices:
MERRILL LYNCH COMMODITIES, INC.
20 East Greenway Plaza, 7th Floor
Houston, Texas 77046
Attention: Credit
With a copy to:
Merrill Lynch Commodities, Inc.
20 East Greenway Plaza, 9th Floor
Houston, Texas 77046
Attention: Legal Department
Fax: 832-681-7217

[Signature Page to Amended and Restated Collateral Trust Agreement]

BP PRODUCTS NORTH AMERICA INC.
as a Secured Hedge Counterparty and Parity Lien Representative

By:    /s/Daniel Pocius
Name:    Daniel Pocius
Title:    Strategic Credit Specialist

Address for Notices:
BP PRODUCTS NORTH AMERICA INC.
30 South Wacker Drive, Suite 900
Chicago, IL 60606

Fax: 1-973-686-4057
Email: goalegalnotices@bp.com

[Signature Page to Amended and Restated Collateral Trust Agreement]

BP ENERGY COMPANY
as a Secured Hedge Counterparty and Parity Lien Representative

By:    /s/Ryan McGeachie
Name:    Ryan McGeachie
Title:    Vice President

Address for Notices:
BP ENERGY COMPANY
201 Helios Way
Houston, Texas 77079

Fax: 1-713-323-0203

[Signature Page to Amended and Restated Collateral Trust Agreement]

NATIXIS
as a Secured Hedge Counterparty and Parity Lien Representative

By:    /s/ Robin Baskin
Name:    Robin Baskin
Title:    Executive Director

By:    /s/ Duane Morikawa
Name: Duane Morikawa
Title: Director

Address for Notices:
NATIXIS, Back-Office Dérivés
Immeuble Lumière Sud
40 avenue des Terroirs de France
75012 Paris, France

Phone: (33) 01.58 55 21 60 or
(33) 01.58.32.7057
Fax: (33) 01.58 55 21 51

[Signature Page to Amended and Restated Collateral Trust Agreement]

BARCLAYS BANK PLC
as a Secured Hedge Counterparty and Parity Lien Representative

By:    /s/ Rebecca Soylemez
Name:    Rebecca Soylemez
Title:    Managing Director

Address for Notices:
BARCLAYS BANK PLC
Attn: General Counsel
c/o Barclays Capital
Legal Department
745 Seventh Avenue
New York, New York 10019

Phone: (212) 526-2606
Fax: (212) 548-9188

[Signature Page to Amended and Restated Collateral Trust Agreement]

J.P MORGAN VENTURES ENERGY CORPORATION
as a Secured Hedge Counterparty and Parity Lien Representative

By:    /s/Meera Karwal
Name:    Meera Karwal
Title:    Executive Director

Address for Notices:
J.P MORGAN VENTURES ENERGY
CORPORATION
Attention: Energy Legal Department -
Derivatives Practice Group
270 Park Avenue, 40th Floor
New York, New York 10017-2070

[Signature Page to Amended and Restated Collateral Trust Agreement]

MACQUARIE BANK LIMITED
as a Secured Hedge Counterparty and Parity Lien Representative

By:    /s/ Ian Steddon
Name:    Ian Steddon
Title:    Division Director

Address for Notices:
MACQUARIE BANK LIMITED
Attention: Executive Director, Legal Risk
Management Division, Commodities and
Financial Markets
50 Martin Place
Sydney NSW 2000
Australia

Phone: (+61 2) 8232 3333
Fax: (+61 2) 8232 4540

[Signature Page to Amended and Restated Collateral Trust Agreement]

Bank of America, N.A. in its capacity as the Secured Hedge Agent is executing this Agreement below solely for the purpose specified in Section 7.26 of this Agreement.

BANK OF AMERICA, N.A.,
as the Secured Hedge Agent

By:    /s/ Priscilla Baker
Name:    Priscilla Baker
Title:    Assistant Vice President

[Signature Page to Amended and Restated Collateral Trust Agreement]

SCHEDULE I
to
Collateral Trust Agreement
Existing Secured Hedge Counterparties and Secured Hedge Agreements

Secured Hedge Counterparty	Secured Hedge Agreement
J. Aron & Company, a general partnership organized under the laws of the State of New York (“J. Aron”)
ISDA Master Agreement, dated as of March 17, 2006, as amended and restated on January 3, 2008, including any related Schedules and Annexes (including the Lien to Annex, that certain Amendment No. 1 to Lien Annex dated as of April 21, 2011 and that certain Amendment No. 2 to Lien Annex dated as of January 1, 2013) thereto, as amended and restated as of April 21, 2011, and each Confirmation (as defined thereunder) evidencing a transaction between J. Aron and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

Merrill Lynch Commodities, Inc., a corporation organized under the laws of the State of Delaware (“Merrill Lynch”)
ISDA Master Agreement, dated as of May 10, 2013, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between Merrill Lynch and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

Koch Supply & Trading, LP, a limited partnership organized under the laws of the State of Delaware (“Koch”)
ISDA Master Agreement, dated as of December 21, 2000, as amended by that certain Amendment to the Master Agreement dated December 21, 2000 (effective as of April 18, 2006), that certain Amendment to the Master Agreement dated December 21, 2000 (effective as of September 3, 2009), that certain Third Amendment to the Master Agreement dated December 21, 2000 (effective as of April 21, 2011), that certain Fourth Amendment to the Master Agreement dated December 21, 2000 (effective as of May 13, 2011), that certain Fifth Amendment to the Master Agreement dated December 21, 2000 (effective as of September 21, 2011), and that certain Sixth Amendment to the 1992 ISDA Master Agreement dated April 9, 2013, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between Koch and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

BP Products North America Inc., a corporation organized and existing under the laws of Maryland (“BPPNA”)	Amended and Restated Crude Oil Purchase Agreement effective as of April 1, 2012 between BPPNA and Calumet Superior, LLC
BP Energy Company, a corporation organized and existing under the laws of Delaware (“BPEC”)
ISDA Master Agreement, dated as of November 9, 2012, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between BPEC and Calumet Superior, LLC (as each may be amended, modified and supplemented and in effect from time to time)

NATIXIS, a public limited corporation with a Board of Directors (société anonyme à conseil d’administration) organized and existing under the laws of the Republic of France (“NATIXIS”)
ISDA Master Agreement, dated as of August 16, 2013, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between NATIXIS and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

Barclays Bank PLC, a public limited company organized and existing under the laws of England and Wales (“Barclays”)
ISDA Master Agreement, dated as of October 3, 2011, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between Barclays and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

J.P. Morgan Ventures Energy Corporation, a corporation organized and existing under the laws of Delaware (“JPMorgan”)
ISDA Master Agreement, dated as of May 31, 2012 as amended by that certain Amendment to 2002 ISDA Master Agreement dated as of July 29, 2013, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between JPMorgan and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

Macquarie Bank Limited, a company with limited liability under the laws of Australia (“Macquarie”)
ISDA Master Agreement, dated as of June 1, 2012, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between Macquarie and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

SCHEDULE II
to
Collateral Trust Agreement
Mortgaged Properties

Location	Type
Shreveport Refinery 3333 Midway Street Shreveport, LA 71109	Owned
Princeton Refinery 10234 Hwy 157 Princeton, LA 71067	Owned
Cotton Valley Refinery 1756 Old Hwy 7 Cotton Valley, LA 71018	Owned
Fitch Station, including pipeline connected to the Cotton Valley Refinery Calumet Tank Farm 247 Thomasville Road Sarepta, LA 71071	Owned
Burnham Terminal 14000 Mackinaw Ave. Burnham, IL 60633	Owned
Burnham Terminal 13921 Mackinaw Ave. Burnham, IL 60633	Owned
Superior Refinery 2401 Stinson Avenue Superior, WI 54880	Owned
Esko Fuels Terminal 5746 Old Hwy 61 Proctor, MN 55810	Owned
Asphalt Terminal 2525 Hwy. 7 South Crookston, MN 56716	Owned
Asphalt Terminal 1965 Apache Lane Rhinelander, WI 54501	Owned
Esters Plant 11089 Highway D Louisiana, MO 63353	Owned
One Royal Purple Lane Porter, TX 77365	Owned
Montana Refinery 1900 10th Street N.E. Great Falls, MT, USA 59404-1955	Owned

Montana Refinery 610 Smelter Ave. Great Falls, MT	Owned
Montana Refinery 1807 3rd Street N.W. Great Falls, MT 59404	Owned
San Antonio Refinery 7811 South Presa St. San Antonio, TX 78223	Owned
San Antonio Crude Terminal 20830 Lamm Road Elmendorf, TX 78112	Owned
Karns City Plant 138 Petrolia St. Karns City, PA 16041	Owned
Wall Township Facility 1201 Bowman Avenue Wall Township, NJ 07719	Owned
Dickinson Refinery 4401 Park Ave Dickinson, TX 77539	Owned

SCHEDULE III
to
Collateral Trust Agreement
Excluded Leases
2780 Waterfront Parkway E. Drive
Suite 200
Indianapolis, Indiana 46214

EXHIBIT A
FORM OF ADDITIONAL PARITY LIEN DEBT CERTIFICATE
Reference is made to the Amended and Restated Collateral Trust Agreement dated as of April 20, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), by and among Calumet Specialty Products Partners, L.P., a limited partnership organized under the laws of the State of Delaware (the “Parent”), the other Obligors from time to time party thereto, Wilmington Trust, National Association, as Trustee under the Indenture (as defined therein), the other Parity Lien Representatives from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Parity Lien Debt Certificate is being executed and delivered in order to designate additional secured debt as Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.
The undersigned, the duly appointed [specify title] of the Parent hereby certifies on behalf of [the applicable Obligor] and not in [his/her] individual capacity that:
(A)    [the applicable Obligor] intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) which will be permitted by each applicable Parity Lien Document to be secured by a Parity Lien equally and ratably with all other Parity Lien Debt;
(B)     the name and address of the Parity Lien Debt Representative for the Additional Parity Lien Debt for purposes of Section 7.6 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C)    attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by each Obligor, and
(D)    [the Parent has caused a copy of this Additional Parity Lien Debt Certificate and the related Collateral Trust Joinder to be delivered to each existing Parity Lien Representative.]

IN WITNESS WHEREOF, the Parent has caused this Additional Parity Lien Debt Certificate to be duly executed by the undersigned officer as of , 20 .
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
By: Calumet GP, LLC, its general partner

By

Name:

Title:

ACKNOWLEDGEMENT OF RECEIPT
The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Parity Lien Debt Certificate.

Wilmington Trust, National Association, as Collateral Trustee

By:
Name:
Title:

EXHIBIT 1 TO ADDITIONAL PARITY LIEN DEBT CERTIFICATE

FORM OF
REAFFIRMATION AGREEMENT

[ ] , 20[ ]

Reference is made to the Amended and Restated Collateral Trust Agreement dated as of April 20, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), by and among Calumet Specialty Products Partners, L.P., a limited partnership organized under the laws of the State of Delaware (the “Parent”), the other Obligors from time to time party thereto, Wilmington Trust, National Association, as Trustee under the Indenture (as defined therein), the other Parity Lien Representatives from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of the date first above written in connection with an Additional Parity Lien Debt Certificate of even date herewith which Additional Parity Lien Debt Certificate has designated additional Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as Parity Lien Debt as set forth in the Additional Parity Lien Debt Certificate of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Parity Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Parity Lien Document to which it is a party, shall continue to be in full force and effect.

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The provisions of Sections 7.13, 7.14, 7.15 and 7.16 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of the Obligors]

Name:
Title:

EXHIBIT B

FORM OF
COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Amended and Restated Collateral Trust Agreement dated as of April 20, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), by and among Calumet Specialty Products Partners, L.P., a limited partnership organized under the laws of the State of Delaware (the “Parent”), the other Obligors from time to time party thereto, Wilmington Trust, National Association, as Trustee under the Indenture (as defined therein), the other Parity Lien Representatives from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Parity Lien Debt under the Collateral Trust Agreement.
[1. Joinder. The undersigned, [ ], a [ ], (the “New Representative”) as [a Secured Hedge Counterparty, trustee, administrative agent] under that certain [described applicable Secured Hedge Agreement, indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Parity Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.]

[1.][2.]               Additional Secured Debt Designation

The undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of each existing and future holder of Parity Lien Obligations, the Parity Lien Collateral Agent, all holders of each current and future Series of Parity Lien Debt and each other current and future Parity Lien Representative and as a condition to being treated as Parity Lien Debt under the Collateral Trust Agreement that:

(a)    all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by any Obligor to secure any Obligations in respect of any [Additional Notes][Series of Parity Lien Debt], whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b)     the undersigned and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative are bound by the provisions of the Collateral Trust Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(c)    the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement, the other Parity Lien Security Documents and the Intercreditor Agreement.

[[2.][3.] The Parent hereby certifies and agrees as follows:

(a)    the new Secured Hedge Counterparty is an Approved Counterparty.
(b)    The ISDA Master Agreement, including the related Schedules and Annexes (including the Lien Annex) thereto, dated on or about the date hereof, and each Confirmation (as defined thereunder) evidencing a transaction between the new Secured Hedge Counterparty and the applicable Obligor (as each may be further amended, modified and supplemented and in effect from time to time) is intended to be considered, and deemed to be, for all purposes of the Parity Lien Documents, a Secured Hedge Agreement.
(c)    No Parity Lien Debt Default has occurred and is continuing under the Collateral Trust Agreement or any of the Parity Lien Documents.]

[3.][4.]    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  The provisions of Sections 7.13, 7.14, 7.15 and 7.16 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of [ ], 20[ ].

[insert name of the new representative or the Trustee]

Name:
Title:

[CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
By: Calumet GP, LLC, its general partner

By
Name:
Title:]

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the [New Representative][Trustee] and the holders of the Obligations represented thereby:

Wilmington Trust, National Association, as Collateral Trustee

By:
Name:
Title:

EXHIBIT C

FORM OF
COLLATERAL TRUST JOINDER – ADDITIONAL OBLIGOR

Reference is made to the Amended and Restated Collateral Trust Agreement dated as of April 20, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), by and among Calumet Specialty Products Partners, L.P., a limited partnership organized under the laws of the State of Delaware (the “Parent”), the other Obligors from time to time party thereto, Wilmington Trust, National Association, as Trustee under the Indenture (as defined therein), the other Parity Lien Representatives from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.18 of the Collateral Trust Agreement.

1. Joinder.  The undersigned, [ ], a [ ], hereby agrees to become party as an Obligor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  The provisions of Sections 7.13, 7.14, 7.15 and 7.16 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of [ ], 20[ ].

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Obligor:

Wilmington Trust, National Association, as Collateral Trustee

By:
Name:
Title: